Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8, Registration Statement Under the Securities Act 1933 as file Nos. 333-74245, 333-39450, and 333-67720) of GeoGlobal Resources Inc. of our report dated March 14, 2005 (except Note 5(c), as to which the date is June 5, 2008) with respect to the consolidated financial statements of GeoGlobal Resources Inc. included in Amendment No. 2 to the Annual Report (Form 10-KSB/A) for the year ended December 31, 2004.

"Ernst & Young LLP" (signed)

CALGARY, ALBERTA                                                                           CHARTERED ACCOUNTANTS
June 6, 2008